Exhibit 99.1

Jazz Pharmaceuticals | CHIMERIX

Jazz's Proposed Acquisition of Chimerix to Further Diversify Oncology Portfolio

Reinforces commitment to bringing medicines to patients with significant unmet needs



Significant Anticipated Strategic and Financial Benefits

Strong strategic fit: Will strengthen Jazz's presence in the rare oncology space

Anticipated near-term launch: Expect US launch of dordaviprone, if approved, as early as second half of 2025, leveraging Jazz's existing commercial capabilities

Durable revenue stream: Will create an additional durable revenue opportunity for Jazz with patent protection expected into 2037, with potential to receive patent term extension

Limited Options to Treat H3 K27M-Mutant Diffuse Glioma

- Rare, high-grade brain tumor most commonly affects children and young adults
- Patient population with significant unmet need
- No other FDA approved therapies specifically for patients with H3 K27M-mutant diffuse glioma

Dordaviprone Has Potential to Become a Standard of Care

- Novel first-in-class small molecule treatment in development for patients with H3 K27M-mutant diffuse glioma
- Patient benefit observed across several clinical studies
- Consistently favorable safety profile observed in clinical studies both as monotherapy and in combination with other treatment approaches, including radiation
- FDA accepted NDA[1], granted Priority Review and assigned PDUFA[2] action date of August 18, 2025
- Ongoing Phase 3 ACTION trial has potential to confirm clinical benefit of dordaviprone in recurrent H3 K27M-mutant diffuse glioma and extend its use to front-line patients

Transaction Terms

~$935 million
total consideration

$8.55
per share in cash

Expected to close
in the second quarter of 2025

"Adding dordaviprone to our oncology R&D pipeline will further diversify our portfolio with a medicine that addresses a significant unmet need with no other FDA-approved therapies and limited treatment options for this patient population. If approved, dordaviprone has the potential to rapidly become a standard of care for a rare oncology disease and also contribute durable revenue beginning in the near-term."

BRUCE COZADD, Chairman and Chief Executive Officer, Jazz Pharmaceuticals

1. New Drug Application
2. Prescription Drug User Fee Act

For more information, visit **www.jazzpharma.com or www.chimerix.com**

Caution Concerning Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties relating to future events and the future performance of Jazz Pharmaceuticals plc ("Jazz") and Chimerix, Inc. ("Chimerix"), including statements regarding Jazz's proposed acquisition of Chimerix, the anticipated occurrence, manner and timing of the proposed tender offer, the closing of the proposed acquisition, the expected timing thereof and the anticipated benefits of the proposed acquisition, including benefits from dordaviprone's potential to become a standard of care for a rare oncology disease and also contribute durable revenue beginning in the near-term, the potential for a U.S. commercial launch of dordaviprone if approved as early as the second half of 2025, the potential of the ongoing Phase 3 ACTION trial to confirm clinical benefit of dordaviprone in recurrent H3 K27M-mutant diffuse glioma and extend its use in first-line patients, expected patent protection for dordaviprone and the potential for patent term extension, and other statements that are not historical facts. Actual results could differ materially from those anticipated in these forward-looking statements. Except as required by law, Jazz assumes no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise. These statements, which represent Jazz's current expectations or beliefs concerning various future events that are subject to significant risks and uncertainties, may contain words such as "may," "will," "would," "could," "expect," "anticipate," "intend," "plan," "believe," "estimate," "project," "seek," "should," "strategy," "future," "opportunity," "potential" or other similar words and expressions indicating future results. Risks that may cause these forward-looking statements to be inaccurate include, without limitation: uncertainties as to the timing of the tender offer for the proposed acquisition; uncertainties as to how many of Chimerix's stockholders will tender their stock in the tender offer; the possibility that competing offers or acquisition proposals will be made; the possibility that various closing conditions for the proposed acquisition may not be satisfied or waived, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the transaction (or only grant approval subject to adverse conditions or limitations); the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any; the possibility that the transaction does not close; risks and uncertainties related to the parties' ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period and that Jazz and Chimerix will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the risk that the effects of the transaction on relationships with employees, customers, suppliers, other business partners or governmental entities; negative effects of the consummation of the proposed acquisition on the market price of Jazz's ordinary shares or Chimerix's common stock and/or Jazz's operating results; significant transaction costs; unknown or inestimable liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; risks associated with Jazz's ability to fund the acquisition with existing cash and investments; risks and uncertainties associated with effectively launching and commercializing products and product candidates such as dordaviprone, if approved; risks and uncertainties associated with the successful completion of development and regulatory activities with respect to dordaviprone; risks and uncertainties associated with obtaining and maintaining adequate coverage and reimbursement for Jazz's products; risks and uncertainties associated with the time-consuming and uncertain regulatory approval process, including the risk that Chimerix's NDA for dordaviprone seeking accelerated approval for treatment of H3 K27M-mutant diffuse glioma in adult and pediatric patients with progressive disease following prior therapy may not be approved by FDA in a timely manner or at all; risks and uncertainties associated with the costly and time-consuming pharmaceutical product development and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating or completing clinical trials and assessing patients, including with respect to current and planned future clinical trials of dordaviprone; risks and uncertainties associated with protecting and enhancing intellectual property rights and Jazz's commercial success being dependent upon Jazz obtaining, maintaining and defending intellectual property protection and exclusivity for its products and product candidates; risks and uncertainties associated with global economic, financial, and healthcare system disruptions and the current and potential future negative impacts to Jazz's or Chimerix's business operations and financial results; the sufficiency of Jazz's cash flows and capital resources; risks and uncertainties associated with Jazz's ability to achieve targeted or expected future financial performance and results and the uncertainty of future tax, accounting and other provisions and estimates; and other risks and uncertainties affecting Jazz and Chimerix, including those described from time to time under the caption "Risk Factors" and elsewhere in their respective filings and reports with the U.S. Securities and Exchange Commission (the "SEC"), including Jazz's Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and Chimerix's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 and Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as well as the Tender Offer Statement on Schedule TO and related tender offer documents to be filed by Jazz and its acquisition subsidiary, Pinetree Acquisition Sub, Inc., and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by Chimerix. Any forward-looking statements are made based on the current beliefs and judgments of Jazz's management, and the reader is cautioned not to rely on any forward-looking statements made by Jazz. Except as required by law, Jazz does not undertake any obligation to update (publicly or otherwise) any forward-looking statement, including without limitation any financial projection or guidance, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

The tender offer referenced in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Chimerix, Jazz or its acquisition subsidiary, Pinetree Acquisition Sub, Inc., is expected to file with the SEC upon the commencement of the tender offer. The solicitation and offer to tender and the offer to buy Chimerix stock will only be made pursuant to a tender offer statement on Schedule TO, including an Offer to Purchase and related tender offer materials that Jazz and its acquisition subsidiary, Pinetree Acquisition Sub, Inc. is expected to file with the SEC. At the time the tender offer is commenced, Jazz and its acquisition subsidiary will file a Tender Offer Statement on Schedule TO and thereafter Chimerix is expected to file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. CHIMERIX'S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ CAREFULLY THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS), AS WELL AS THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 BECAUSE THEY WILL EACH CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF CHIMERIX SECURITIES AND OTHER INVESTORS SHOULD CONSIDER BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER. The Offer to Purchase, the related Letter of Transmittal, certain other tender offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, will be made available to all stockholders of Chimerix at no expense to them and will also be made available for free at the SEC's website at www.sec.gov. Additional copies may be obtained for free by contacting either Jazz or Chimerix. Copies of the documents filed with the SEC by Chimerix will be available free of charge on Chimerix's website at https://www.chimerix.com or by contacting Chimerix at IR@chimerix.com. Copies of the documents filed with the SEC by Jazz will be available free of charge on Jazz's website at https://investor.jazzpharma.com or by contacting Jazz's Investor Relations Department at investorinfo@jazzpharma.com.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, Jazz and Chimerix each file annual, quarterly and current reports, proxy statements and other information with the SEC, which are available to the public over the internet at the SEC's website at http://www.sec.gov.